UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2023

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.80 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hertz Global Holdings, Inc. (the “Company”) has appointed Alexandra Brooks, 53, as Executive Vice President, Chief Financial Officer, effective July 25 2023 (the “Effective Date”). Ms. Brooks, a certified public accountant, joined the Company in June 2020 as its Senior Vice President, Internal Audit, was promoted to Senior Vice President and Chief Accounting Officer in October 2020, and has been serving as interim Chief Financial Officer since April 1, 2023. Prior to joining the Company, Ms. Brooks was the Vice President, Internal Audit at Aptiv PLC (“Aptiv”), a global technology company from 2015 to 2020. Before joining Aptiv, Ms. Brooks was the Chief Financial Officer for Champion Windows and Home Exteriors, a home improvement company, from 2013 to 2015.

The selection of Ms. Brooks to serve as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Brooks and any director or executive officer of the Company, and there are no transactions between Ms. Brooks and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Ms. Brooks’ promotion, her annual base salary was increased to $600,000, her annual bonus target under the Company’s annual bonus plan was increased to 80% of her annual base salary, and her annual long-term incentive target under the Company’s annual long-term equity incentive plan was increased to $1,000,000, in each case pro-rated for 2023 as of the Effective Date.

Kelly Galloway, 39, will replace Ms. Brooks as Senior Vice President and Chief Accounting Officer, as of the Effective Date. Ms. Galloway, a certified public accountant, has served as Controller for the Company since August 2019, and as Senior Vice President and Controller since August 2020. Prior to such positions, Ms. Galloway served in roles of increasing responsibility within the Company’s finance and accounting organization since September 2014. Ms. Galloway will continue to serve as the Company’s Controller in addition to serving as principal accounting officer.

The selection of Ms. Galloway to serve as Chief Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Galloway and any director or executive officer of the Company, and there are no transactions between Ms. Galloway and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On July 26, 2023, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of Hertz Global Holdings, Inc. dated July 26, 2023.
104.1	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Colleen Batcheler
Name:	Colleen Batcheler
Title:	Executive Vice President, General Counsel and Secretary
Date:  July 28, 2023